Exhibit 99.1

RetailMeNot Announces Second Quarter 2013 Financial Results

•	Net Revenues Increased 44% Over the Prior Year Period

•	Net Income Totaled $5.1 million

•	Adjusted EBITDA Totaled $15.7 million

AUSTIN, Texas, August 22, 2013 — RetailMeNot, Inc. (NASDAQ:SALE), which operates the world’s largest digital coupon marketplace, reported its financial results for the quarter ended June 30, 2013.

Second Quarter Key Metrics and Financial Results Highlights

(All comparisons are made to the second quarter of 2012)

•	Net revenues for the second quarter were $43.4 million, an increase of 44% compared to $30.1 million.

•	Organic net revenues increased 41%. Organic net revenues for a specific period are defined as net revenues excluding net revenues from acquired businesses not owned during both comparable periods.

•	Mobile revenues totaled $5.0 million, up 272% compared to $1.4 million.

•	Net revenues from international markets totaled $8.6 million, and represented 20% of total net revenues.

•	Net income for the second quarter was $5.1 million, compared to net income of $5.4 million.

•	Adjusted EBITDA for the second quarter was $15.7 million, or 36% of revenue, compared to $15.6 million.

•	Visits grew 19% to 121.5 million, compared to 102.1 million.

•	Net revenues per visit grew 22% to $0.358, compared to $0.295.

“We are very pleased with our second quarter results,” said Cotter Cunningham, founder, president and CEO, RetailMeNot, Inc. “These results reflect our continued progress in increasing consumer engagement, improving monetization and expanding our relationships with leading retailers and brands and help to reinforce our position as the world’s largest digital coupon marketplace. Looking ahead, we remain focused on making investments in key initiatives such as mobile, data and analytics, and international expansion.”

Second Quarter Business Highlights and Key Strategic Announcements

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As of June 30, 2013, more than 7.1 million RetailMeNot apps had been downloaded globally between RetailMeNot.com, VoucherCodes.co.uk and Bons-de-Reduction.com, up from just 1.4 million as of June 30, 2012. During the second quarter, mobile app sessions totaled 26.5 million versus 3.6 million during the second quarter of 2012.

•	As of June 30, 2013, RetailMeNot had more than 11.6 million global subscribers to a newsletter or store alert, up 78% year over year.

•	On June 26, 2013, RetailMeNot.ca launched in Canada to help provide savings for millions of coupon-seeking consumers and increase sales for 6,000+ merchants serving the Canadian market.

Acquisition

On July 4, 2013, RetailMeNot announced the acquisition of ma-Reduc.com, a leading digital coupon website in France. Combined with Bons-de-Reduction.com and Poulpeo.com, RetailMeNot now operates the largest portfolio of digital coupon websites in France.

Initial Public Offering

On July 24, 2013, RetailMeNot completed its initial public offering of 10,454,544 shares of common stock, at $21.00 per share, before underwriting discounts and commissions. The company sold 4,545,454 shares and existing stockholders sold an aggregate of 5,909,090 shares, including an additional 1,363,636 shares as a result of the underwriters’ exercise of their over-allotment option to purchase additional shares. The initial public offering generated net proceeds to the company of approximately $86.1 million, after deducting underwriting discounts and estimated offering expenses payable by RetailMeNot. RetailMeNot did not receive any proceeds from the sale of shares by the selling stockholders. With the proceeds of the offering, RetailMeNot paid in full all accrued but unpaid dividends on its outstanding shares of preferred stock, which totaled $52.5 million. In conjunction with the initial public offering, preferred shares converted to common.

Credit Facility

On July 1, 2013, RetailMeNot entered into an amended and restated revolving credit and term loan agreement, with certain lenders, including an entity related to one of RetailMeNot’s stockholders. RetailMeNot’s new senior debt consists of a $115.0 million revolving credit facility and a $35.0 million term loan facility. The term loan facility was fully borrowed on July 1, 2013 and used, in part, to fully repay the $25.0 million of borrowings outstanding at June 30, 2013 under RetailMeNot’s prior senior debt facility. There are no amounts currently outstanding under the revolving credit facility. On July 1st, 2013, RetailMeNot had $76.2 million available for borrowing under the revolving credit facility.

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its second quarter 2013 financial results and business outlook today at 4:30 p.m. Eastern Time (3:30 pm Central Time). A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results.

Following completion of the call, a recorded replay of the webcast will be available on the website at http://investor.retailmenot.com. For those without access to the Internet, a replay of the call will be available beginning at 7:30 p.m. Central Time on August 22, 2013 through August 28, 2013 at 11:59 p.m. Central Time. To listen to the telephone replay, call (855) 859-2056 within the US or (404) 537-3406 internationally, access code 17230422.

About RetailMeNot, Inc.

RetailMeNot, Inc. (www.retailmenot.com/corp) operates the world’s largest digital coupon marketplace. The company’s websites and mobile apps enable consumers across the globe seeking to save money to find hundreds of thousands of digital coupons and offers from retailers and brands.

RetailMeNot, Inc. experienced more than 450 million consumer visits to its websites in 2012. The RetailMeNot, Inc. portfolio of coupon and deal websites includes www.RetailMeNot.com, the largest digital coupon site in the United States; www.VoucherCodes.co.uk, the largest digital coupon site in the United Kingdom; www.Deals.com in Germany; www.ActiePagina.nl, a leading digital coupon site in the Netherlands; Bons-de-Reduction.com and www.Ma-Reduc.com, leading digital coupon sites in France; www.Poulpeo.com, a leading digital coupon site with cash back in France; and www.Deals2Buy.com, a leading discount offer site in North America. RetailMeNot, Inc. went public in July 2013 and is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit: http://investor.retailmenot.com.

Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot’s websites within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions, custom variables and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after thirty minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Currently, visits do not include interactions through our mobile applications.

Net Revenues Per Visit. Net revenues per visit is defined as net revenues for the period divided by visits for the period.

Non-GAAP Financial Measures

To provide investors with additional information regarding RetailMeNot’s financial results, RetailMeNot has disclosed in the table below and elsewhere in this press release adjusted EBITDA, a non-GAAP financial measure. RetailMeNot provided a reconciliation below of adjusted EBITDA to net income, the most directly comparable GAAP financial measure. RetailMeNot defines adjusted EBITDA as net income plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including asset impairment charges and compensation-related charges associated with seller notes issued in connection with acquisitions), net interest expense, other non-operating income or expense (including changes in fair value of warrant liabilities and contingent consideration) and income taxes, net of any foreign exchange income or expense.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes it also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. However, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income and RetailMeNot’s other GAAP results.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding RetailMeNot’s strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenue and financial performance, visits and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to risks related to, RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; RetailMeNot’s ability to attract visitors to its websites from search engines; RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; RetailMeNot’s ability to obtain and maintain digital coupon content and maintain the positive perception of its brand; RetailMeNot’s need to monetize digital coupons available through its mobile solutions; the competitive environment for RetailMeNot’s business; changes in consumer sentiment regarding RetailMeNot’s use of cookies; RetailMeNot’s need to manage regulatory, tax and litigation risks; RetailMeNot’s ability to protect consumer data and its intellectual property; RetailMeNot’s ability to manage international business uncertainties; and the impact and integration of recent and future acquisitions; and other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its prospectus filed with the SEC pursuant to Rule 424(b)(4) on July 19, 2013. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact

Brian Hoyt

RetailMeNot, Inc.

bhoyt@rmn.com

(512) 777-2957

Investor Contact

Michael Magaro

RetailMeNot, Inc.

ir@rmn.com

(512) 777-2899

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